Exhibit 10.1

FRENEL IMAGING LTD.

SERIES A PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES A PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”), is made as of the 7th day of July 2026 (the “Effective Date”), by and among Frenel Imaging Ltd., a company incorporated under the laws of the State of Israel (the “Company”), the individuals and entities listed on Exhibit A-1 (the “Investors”), and the individuals and entities listed on Exhibit A-2 attached hereto (the “SAFE Investors”, and together with the Investors, the “Purchasers”).

Recitals

WHEREAS, prior to the date hereof (i) the SAFE Investors have made available to the Company a convertible financing in the aggregate amount of US$ 2,000,000 (the “SAFE Financing Amount”) pursuant to those certain Simple Agreements for Future Equity by and between the SAFE Investors and the Company, previously extended to the Company (the “SAFEs”); and (ii) Wrap Technologies, Inc. (the “Lead Investor”) has extended to the Company a bridge investment in an aggregate amount of US$ 300,000 (the “Bridge Financing Amount”) pursuant to the Advance Investment and Interim Limited License Agreement, dated as of March 6, 2026, by and between the Company and the Lead Investor;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to (i) raise capital by means of issuance of the Company’s Series A Preferred Shares, each having a par value of NIS 0.01 (the “Preferred A Shares”) to the Investors, at a purchase price of US$ 26.6959 per each Preferred A Share (the “Preferred A PPS”) for an aggregate investment amount of up to US$2,400,000, which shall be inclusive of the Bridge Financing Amount (the “Financing Amount”); and (ii) convert the SAFE Financing Amount previously provided to the Company pursuant to the SAFEs, by means of issuance of the Company’s Series A-1 Preferred Shares, each having a par value of NIS 0.01 (the “Preferred A-1 Shares”), to the SAFE Investors, at a conversion price of US$ 21.3567 per each Preferred A-1 Share (the “Preferred A-1 PPS”), as more fully set forth in this Agreement; and

WHEREAS, the Purchasers desire to purchase and the Company desires to issue and sell to the Purchasers Preferred A Shares and Preferred A-1 Shares, as applicable, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Sale and Issuance of Shares;

1.1 Subject to the terms and conditions hereof, the Company shall sell and issue to the Investors, and the Investors shall purchase, severally and not jointly, from the Company, according to the allocation set forth in Exhibit A-1, for an aggregate purchase price of US$ 2,400,000 (the “Closing Purchase Price”), out of which, the Lead Investor shall invest at the Initial Closing (as defined below) a minimum aggregate investment amount of US$ 2,000,000 (which includes the Bridge Financing Amount), for an aggregate of 74,918 Preferred A Shares (the “Closing Purchased Shares”) at the Preferred A PPS, reflecting a pre-money valuation on a Fully-Diluted Basis (as defined below) of US$ 11,333,333.

1.2 For the avoidance of doubt, the Bridge Financing Amount shall be credited dollar-for-dollar against the Lead Investor’s Closing Purchase Price, and the Lead Investor shall only be required to fund the balance of its Closing Purchase Price at the Initial Closing.

1.3 The Company’s Preferred A Shares and Preferred A-1 Shares shall have the rights, preferences and privileges set forth in the Amended and Restated Articles of Association of the Company attached hereto as Schedule 1.2.

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1.4 In this Agreement, “Fully-Diluted Basis” shall mean all issued and outstanding shares of the Company, including but not limited to (i) all Ordinary Shares, each having a par value of NIS 0.01 (the “Ordinary Shares”), Preferred Seed Shares, each having a par value of NIS 0.01 (the “Preferred Seed Shares”), Preferred A Shares and Preferred A-1 Shares (being deemed converted to Ordinary Shares); (ii) all equity securities convertible or exercisable into shares (being deemed so converted); (iii) all convertible investments, financings or loans (being deemed so converted); (iv) all outstanding and promised options, warrants and other rights to acquire shares or other securities exercisable for shares (being deemed allocated and so exercised); and (v) any adjustments of the number of issued shares triggered by or in connection with the transaction contemplated by this Agreement (if any), including anti-dilution adjustment.

1.5 Conversion of SAFE Financing Amount. At and subject to the Initial Closing, the respective portion of the SAFE Financing Amount invested by each SAFE Investor will convert into Preferred A-1 Shares at the conversion price of the Preferred A-1 PPS, and issued to such SAFE Investor pursuant to the terms and conditions of the respective SAFE of each such SAFE Investor, as set forth in Exhibit A-2 (the “SAFE Conversion Shares”, and together with the Closing Purchased Shares, the “Closing Shares”). By executing and delivering this Agreement, the Company and each SAFE Investor hereby irrevocably and unconditionally agree that automatically and immediately upon such issuance, (i) the issued SAFE Conversion Shares will be deemed full and absolute consideration therefor, (ii) the Company will have no further obligations with respect to the SAFEs, and no further action shall be required on the part of the Company, (iii) the SAFEs will be terminated and be of no further force or effect, (iv) all rights and privileges granted by the Company to the SAFE Investors (whether provided in written form or orally) associated with the SAFEs are waived, terminated and of no further force and effect, and (v) in any conflict between the terms of the SAFEs and the terms of this Agreement arises, the terms of this Agreement shall prevail. Each SAFE Investor hereby waives such SAFE Investor’s right to notices, if any, under the SAFEs in connection with the conversion hereunder.

2. Closing of Issue and Purchase.

2.1 Initial Closing. Subject to the terms and conditions hereof, the purchase and sale of the Closing Shares (the “Initial Closing,” and together with the Deferred Closing(s) and the Additional Closing(s), each, a “Closing”), shall take place remotely via the exchange of documents and signatures, on the date hereof, or such other time and place the Company and the Lead Investor mutually agree upon (the “Initial Closing Date,” and together with Additional Closing Date, each, a “Closing Date”).

2.2 Transactions at the Initial Closing. At the Initial Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2.1 The Company shall deliver to the Lead Investor the following documents or cause the following actions to be completed:

(a) True and correct duly executed copies of written resolutions of the Company’s shareholders in the form attached hereto as Schedule 2.2.2(a)A including: (i) approving this Agreement, the Investor Rights Agreement (as defined below), and the other agreements and transactions contemplated herein; (ii) amending the Articles of Association of the Company to the form of Amended and Restated Articles of Association of the Company attached hereto as Schedule 1.2 (the “Amended Articles”), to be filed with the Israeli Registrar of Companies (the “Registrar”); (iii) authorizing the creation of a new class of Preferred A Shares, and of a new class of Preferred A-1 Shares, in such amounts sufficient for the issuances of the Closing Shares and the Additional Shares (as defined below), each having the rights, privileges, preferences and restrictions as described in the Amended Articles; (iv) a waiver of preemptive rights from any shareholder entitled to preemptive rights in connection with the transactions contemplated herein, and (v) approving all other transactions contemplated hereunder;

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(b) Fully executed resolutions of the Board, adopted by unanimous written consent in the form attached hereto as Schedule 2.2.1(b), recommending, authorizing and approving, among other things, the issues and actions listed in 2.2.1(a) above;

(c) Validly executed share certificates or a book-entry statement, as applicable, representing the Closing Shares, issued in the names of the applicable Purchasers, in the form attached hereto as Schedule 2.2.1(c);

(d) A certificate duly executed by the interim chief executive officer of the Company, dated as of the Initial Closing Date, in the form attached hereto as Schedule 2.2.1(d) (the “Compliance Certificate”);

(e) Executed copies of indemnity agreements with each of the persons appointed as directors of the Company in the form attached hereto as Schedule 2.2.1(e) (the “Indemnification Agreements”);

(f) The Company shall register the allotment of the Closing Shares to the Purchasers in the shareholders register of the Company (the “Shareholder Register”), to be attached hereto as Schedule 2.2.1(f);

(g) The Amended and Restated Investors Rights Agreement in the form attached hereto as Schedule 2.2.1(g) (the “Investors Rights Agreement”), duly executed by the Company and any other party thereto, other than the Purchasers;

(h) A share repurchase agreement in the form attached hereto as Schedule 2.2.1(h) (the “Share Repurchase Agreement”), duly executed by the Company and Sagi Zur Arie (the “Key Person”), according to which, among other things, 12,000 of the Key Person’s Ordinary Shares will be subject to a reverse vesting mechanism for a period of twenty-four (24) months following the Initial Closing Date, all subject to the terms of the Repurchase Agreement;

(i) A duly executed Distribution License Agreement, between the Company and the Lead Investor, in the form attached hereto as Exhibit 2.2.1(i); and

(j) The Company shall have delivered a certificate of good standing from its jurisdiction of incorporation, to the extent such concept is applicable in such jurisdiction.

2.2.2 The Purchasers shall deliver to the Company the following documents:

(a) Lead Investor shall deliver to the Company a letter of appointment of the director on its behalf made in accordance with the Amended Articles and duly executed by the Lead Investor in the form attached hereto as Schedule 2.2.2(a).

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(b) Any identification documents required for the purpose of making the filings to the Registrar in connection with this Agreement and the transactions contemplated hereby;

(c) The Indemnification Agreement, duly executed by the director appointed by the Lead Investor; and

(d) Each Investor shall, severally and not jointly, cause the transfer to the Company of its respective portion of the Financing Amount, by wire transfer of immediately available funds according to the Company’s wire instructions to the Company’s bank account as set forth in Schedule 2.2.2(d) (details of which will be provided by the Company in writing prior to the Initial Closing).

(e) Lead Investor shall execute and deliver to the Company a foreign shareholder undertaking as required to be filed with the Israeli Innovation Authority (the “IIA”), in the form attached hereto as Schedule 2.2.2(e) (the “IIA Undertaking”).

2.3 Deferred Closing; Additional Closing(s).

2.3.1 Subject to the terms hereof, the Company may, at any time within 180 days following the Initial Closing (as may be extended with the written consent of the Lead Investor; the “Deferred Closing”), sell and issue to additional investors, subject to the prior written consent of the Lead Investor, not to be unreasonably withheld, except that the Lead Investor may withhold consent in its sole discretion with respect to any competitor, strategic investor, foreign government-affiliated investor, investor reasonably likely to raise regulatory, export control, sanctions, IIA, CFIUS, national security, or competitive concerns, or investor receiving rights more favorable than those granted to the Lead Investor (the “Additional Investors”, which such term shall be included in the definition of the term “Investors”), and the Additional Investor(s) may purchase from the Company, at the Preferred A PPS, for an aggregate additional investment amount of up to US$ 400,000 (the “Additional Investment”), up to 14,984 Preferred A Shares (the “Additional Shares”) at one or more Deferred Closing(s). Any purchase of Additional Shares shall be made by the Additional Investor by executing a joinder agreement to this Agreement and to the Investors Rights Agreement, upon which, each such Additional Investor shall become a party to this Agreement and the other transaction documents and shall be deemed an “Investor” under this Agreement, and (except as explicitly set forth herein and therein) the Additional Investor(s) shall enjoy all rights and be bound by all obligations as the Investors under this Agreement, the Investor Rights Agreement and the Amended Articles, other than specific rights and/or obligations pertaining to a shareholder by its name. In addition, upon the consummation of the Deferred Closing(s), the name and address of the Additional Investor and the number of the respective portion of the Additional Investment and Additional Shares issued to the applicable Additional Investor, shall be added to Exhibit A, as applicable. The Closing Shares and the Additional Shares shall be collectively referred herein as “Shares”.

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2.3.2 Each Investor shall each, severally and not jointly, have the irrevocable right (but not the obligation), to provide additional capital to the Company in one or more subsequent investments up to an aggregate amount of US$ 2,500,000 collectively among all Investors (the funded amount, the “Optional Investment Amount” and the maximum amount that may be funded, the “Maximum Investment Amount”). Subject to the satisfaction of the applicable conditions by the Company set forth in Section 7, such additional capital may be funded by an Investor at any time following the Initial Closing Date, and until twenty-four (24) months following the Initial Closing Date (each such closing, “Additional Closing,” and each closing date of such Additional Closing, “Additional Closing Date”). Notwithstanding the foregoing, in the event that the aggregate Optional Investment Amounts subscribed to by all Investors in one or more Additional Closing collectively exceed the Maximum Investment Amount, the Optional Investment Amount of each participating Investor in the applicable Additional Closing shall be reduced pro rata based on the respective Financing Amounts of each such Investor relative to the aggregate Financing Amounts of all Investors participating in such Additional Closing, such that the total aggregate Optional Investment Amount funded shall not exceed the Maximum Investment Amount.

(a) Security Issued. Any Optional Investment Amount funded by an Investor pursuant to this Section shall be issued as Series A-2 Preferred Shares, each having a par value of NIS 0.01 (the “Preferred A-2 Shares”) of the Company, having the same rights, preferences, privileges, and protections as Series A Preferred Shares (with appropriate variations for the new series of shares).

(b) Valuation. The purchase price for any securities issued to an Investor pursuant to the Optional Investment Amount shall be based on a pre-money valuation of US$ 18,500,000 on a Fully-Diluted Basis, as of immediately following the Deferred Closing.

(c) Exercise Mechanics. Each Investor may exercise this right in whole or in part, by delivering written notice to the Company specifying the Optional Investment Amount it elects to fund. Upon delivery of such notice and receipt of the applicable investment funds, the Company shall be obligated to issue the applicable preferred shares to such Investor promptly, subject only to the execution of customary subscription or purchase documentation consistent with the terms set forth herein.

3. Representations and Warranties of the Company and the Founders. The Company hereby represents and warrants to the Purchasers as of the date hereof and as of the date of the Initial Closing, and acknowledges that the Purchasers are entering into this Agreement in reliance thereon, as follows, except as set forth in the Disclosures Schedule attached hereto as Schedule 3:

3.1 Organization. The Company is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business. The Company has all requisite power and authority to execute and deliver this Agreement and all other agreements contemplated hereby, or which are ancillary hereto and to consummate the transactions and perform its obligations contemplated hereby and thereby. The Company is qualified to do business or in good standing in any jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), condition, property or results of operations of the Company (“Material Adverse Effect”). The Articles of Association of the Company as in effect prior to the Initial Closing and the adoption of the Amended Articles are attached hereto as Schedule 3.1 of the Disclosure Schedule.

3.2 Share Capital.

3.2.1 The authorized share capital of the Company immediately prior to the Initial Closing, but following the adoption of the Amended Articles, shall consist of NIS 10,000 comprised as follows:

(a) 764,732 Ordinary Shares, of which 166,666 are issued and outstanding;

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(b) 98,040 Preferred Seed Shares, of which 58,824 are issued and outstanding;

(c) 74,918 Preferred A Shares, none of which shall be issued and outstanding; and

(d) 62,311 Preferred A-1 Shares, none of which shall be issued and outstanding.

Except as set forth in Schedule 3.2.1 of the Disclosure Schedule and except as set forth in this Agreement and the Amended Articles, there are no other share capital, preemptive rights (other than as set forth in the Amended Articles), convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any capital of the Company, and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any capital of the Company or under which the Company is, or may become, obligated to issue any of its securities. All issued and outstanding capital of the Company has been duly authorized, and is validly issued and outstanding and fully paid and non-assessable.

3.2.2 The Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable, free of any restrictions (including, without limitation, preemptive rights or rights of first refusal), other than restrictions under this Agreement, the Amended Articles, or the provisions of the Law of Encouragement of Industrial Research and Development 5744-1984 and the regulations thereunder (the “IIA Provisions”) and will have the rights, preferences, privileges, and restrictions set forth in the Amended Articles, and will be free and clear of any liens, pledges, security interests, claims, charges, encumbrances, options to purchase, proxies, voting trusts and other voting agreements, calls or commitments of any kind or other rights of third parties of any kind (except as specified in the Amended Articles, and/or the IIA Provisions) (the “Encumbrances”) and duly registered in the name of the applicable Purchaser in the Company’s Shareholders Register.

3.3 Ownership of Shares. Attached as Schedule 3.3 of the Disclosure Schedule is a capitalization table setting forth the share capital of the Company on a Fully-Diluted Basis, as of immediately prior to the Initial Closing and immediately following the Initial Closing, reflecting the issued and outstanding share capital of the Company on a Fully-Diluted Basis, immediately following the Deferred Closing, assuming the investment of the full Financing Amount, the issuance of the maximum number of Additional Shares and conversion of the SAFE Financing Amount, and disregarding any equity securities that may be issued following the Initial Closing other than the Additional Shares.

3.4 Subsidiaries. Other than the entity listed on Schedule 3.4 of the Disclosure Schedule (the “Subsidiary”), the Company does not own any of the issued and outstanding share capital of any company, and is not a participant in any partnership, joint venture or other business association.

3.5 Directors, Officers. Immediately prior to the Initial Closing, the only directors of the Company are as disclosed in Schedule 3.5(a) of the Disclosure Schedule. The Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board and there is no voting agreement or other arrangement among the Company’s shareholders, except as disclosed in the Amended Articles. Immediately prior to the Initial Closing, the officers of the Company are listed in Schedule 3.5(b) of the Disclosure Schedule. Except as set forth in Schedule 3.5(c) of the Disclosure Schedule, each officer of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. Except as set forth in Schedule 3.5(c) of the Disclosure Schedule, to the Company’s knowledge no officer of the Company is planning to work less than full-time at the Company in the future. All agreements, commitments and understandings, whether written or oral, with respect to any compensation to be provided to any of the Company’s directors and officers have been fully disclosed in writing to Lead Investor.

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3.6 Financial Status.

(a)	The Company has made available to the Lead Investor its audited financial statements as of December 31, 2025, and its unaudited financial statements as of March 31, 2026 (collectively, the “Financial Statements”). The Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with US generally accepted accounting principles (“GAAP”), consistently applied (provided that the unaudited financial statements are subject to year-end adjustments and do not contain notes) and are true and accurate in all material respects and fairly present the financial condition, results of operations, and the cash flows of the Company as of the relevant dates and for the relevant periods.

(b)	Except as set forth in the Financial Statements and/or in Schedule 3.6(b) of the Disclosure Schedule, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2026; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect on the Company.

(c)	The Company has not obtained any grant or loan or other support or benefits (including, without limitation, tax benefits) from any third party or any Israeli, other foreign binational or multinational foundation, association, university, consortiums, institution or federal, state or local governmental authority, other than as set forth in Schedule 3.6(c). Without limiting the foregoing, except as set forth in Schedule 3.6(c), the Company did not obtain any grant or loan or other support or benefits (including, without limitation, tax benefits) from any third party, including the IIA nor filed any application for grants under the Law for Encouragement of Industrial Research and Development, 1984, and is not an “approved enterprise” under the Israeli law for Encouragement of Capital Investments, 1959.

3.7 Authorization; Approvals. All corporate action on the part of the Company, its shareholders and directors necessary for the authorization, execution, delivery, and performance of all of the Company’s obligations under this Agreement, and the other agreements contemplated hereby or which are ancillary hereto, and for the authorization, issuance, and allotment of the Shares and the Ordinary Shares issuable upon conversion of the Shares, has been (or will be) taken prior to the Initial Closing. This Agreement and the other agreements contemplated hereby or which are ancillary hereto, when executed and delivered by or on behalf of the Company, shall be duly and validly authorized, executed and delivered by the Company and shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies. No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required that has not been, or will not have been, obtained by the Company prior to the Initial Closing in connection with the valid execution, delivery and performance of this Agreement and the other agreements contemplated hereby or ancillary hereto or the offer, sale, or issuance of the Shares, except for the certain filings with the Registrar and the IIA, which will have been filed following the Initial Closing, the Additional Closing and the Deferred Closing(s), as applicable.

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3.8 Compliance with Other Instruments. The Company is not in material default (a) under its Articles of Association (in effect prior to the adoption of the Amended Articles) or other formative documents, or (b) under any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its property is bound or affected which materially affects the Company’s business, condition (financial or otherwise), affairs, operations or assets, or (c) with respect to any applicable law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or to the Company’s knowledge, foreign, the violation of which would have a Material Adverse Effect to the assets, liabilities, financial condition or operating results of the Company. To the knowledge of the Company, no third party is in material default under any agreement, contract or other instrument, document or agreement to which the Company is a party or by which it or any of its property is materially affected. The Company is not a party to or bound by any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.

3.9 No Breach. Neither the execution and delivery of this Agreement and the other agreements contemplated hereby or ancillary hereto nor compliance by the Company with the terms and provisions hereof or thereof, will materially conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Company’s Articles of Association (in effect prior to the adoption of the Amended Articles) or other governing instruments of the Company or the Amended Articles, (ii) any judgment, order, injunction, decree, or ruling of any court or governmental authority, domestic or foreign, known to the Company, to which the Company is a party, (iii) any agreement, contract, lease, license or commitment to which the Company is a party or to which either is subject, or (iv) applicable law.

3.10 Records. The corporate records of the Company have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects. No material resolutions have been passed, enacted, consented to or adopted by the directors or shareholders of the Company, except for those contained in such minute books.

3.11 Ownership of Assets. The Company does not currently lease or license any real or tangible property.

3.12 Intellectual Property and Other Intangible Assets.

For purposes of this Agreement, the term “Intellectual Property” shall mean and refer to all (i) United States and other patents and patent applications, and any divisional, continuation, continuation in part, reissue, renewal or re-examination patent issuing therefrom (including any foreign counterparts), (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (v) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (vi) technology supporting any Internet site(s) operated by or on behalf of the Company, (vii) trade secrets and other confidential business information, whether patentable or un-patentable, know-how, technology, proprietary processes, techniques, methodologies, formulae, algorithms, models, modules, user interfaces, research and development information, copyrightable works, marketing data, business and marketing plans and customer and supplier lists and information, inventions, source code, object code, and, with respect to all of the foregoing, related confidential documentation, (viii) trademarks, service marks, trade names, domain names and applications and registrations therefor, (ix) all documentation, including user manuals and training materials relating to any of the foregoing and descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (x) other proprietary rights relating to the foregoing.

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(a) Except for the restrictions imposed by the IIA Provisions, the Company owns and has developed, or has obtained the right to use, free and clear of all liens, claims and restrictions, all Intellectual Property used or required for use in the conduct of the Company’s business as now conducted (“Company IP”), without, to Company’s knowledge, infringing upon, misappropriating or violating any right, lien, or claim of others. Save for standard off-the-shelf software licenses, and other than as set forth in Schedule 3.12(a)(i), the Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to any Intellectual Property or any other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted. The Company’s registered patents, trademarks and copyrights, and applications for the same, are listed in Schedule 3.12(a)(ii) hereto.

(b) Except as set forth in Schedule 3.12(b)(i), any and all Intellectual Property of any kind which has been developed, or is currently being developed, by any past or present employee or consultant of the Company in the course of their employment by, or engagement with, the Company and for the Company, shall be the property solely of the Company. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all the Intellectual Property. The Company’s past and present employees, consultants and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who have knowledge of or access to information about the Intellectual Property, have entered into a written agreement with the Company, assigning to the Company, all rights in Intellectual Property developed, created, discovered, derived, programmed, designed, invented or otherwise made by them in the course of their engagement with the Company or in connection to the Company’s activities and irrevocably and explicitly waiving all non-assignable rights, including all moral rights and rights to receive royalties in connection therewith, including, under the Israeli Patent Law – 1967 (including, without limitation, Section 134 thereof) and/or other applicable law (the “Proprietary Information Agreement”). True and correct copies of all such Proprietary Information Agreements have been provided to the Purchasers or their legal counsel. None of the Company IP owned or developed by Company have has been developed for a government corporation, university, college, other academic institution or research center and to the Company’s knowledge, except as set forth in Schedule 3.12(b)(ii), no governmental entity, university, college, other academic institution or research center owns or has any right or financial claim in or to any of the Company IP. No current or former employee, consultant or independent contractor of the Company, who is or was involved in, or who is contributing or contributed to the creation or development of any Company IP is or has performed services for or otherwise is or was under restrictions resulting from his or her relations with any government, university, college or other academic or educational institution or research center, during the time such employee, consultant or independent contractor is or was so involved in, or contributing to the creation or development of any Company IP.

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(c) To the Company’s knowledge, it has not violated or, by conducting its business as currently proposed, would not violate, infringe or misappropriate any Intellectual Property or other proprietary rights of any other person or entity. To the Company’s knowledge, none of the Company’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as conducted and as currently proposed to be conducted. Neither the execution nor delivery of the Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as currently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which, to the Company’s knowledge any of such employees is now obligated. To the Company’s knowledge, it is not necessary to utilize any inventions of any of the Company’s employees (or people the Company currently intends to hire) made prior to their employment by the Company in order to continue the Company’s business as currently being conducted, other than those that have been validly assigned to the Company pursuant to the Proprietary Information and Non-Competition Agreement signed by such employee.

(d) Except as set forth in Schedule 3.12(d)(i), Company is not a party to any outstanding licenses, or agreements of any kind relating to the Company’s Intellectual Property necessary for the Company’s business as now conducted, nor is the Company bound by or a party to any licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity (including without limitation any software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model). Except as set forth in Schedule 3.12(d)(ii), the Company is not aware of any Intellectual Property owned by any third party which is needed by the Company to conduct its business as currently conducted or currently proposed to be conducted.

(e) Except as set forth in Schedule 3.12(e), no source code of any of the Company’s proprietary software has been licensed or otherwise provided or disclosed to another person or entity, and the Company does not have any duty or obligation (whether present, contingent, or otherwise) to license or otherwise provide the source code for any of the Company’s proprietary software to any person or entity.

(f) The Company is familiar with and in full compliance in all material respects with the terms of use of any and all licenses which govern the use of Public Software incorporated into any product or software of the Company. The Company is not required, under the terms and conditions of the Public Software, to disclose or distribute any source code to the Company’s Intellectual Property and to license any Company product or Company IP for the purpose of making derivative works, and is not prevented under any and all terms of the Public Software from charging a fee in exchange for licensing or providing the Company’s Intellectual Property to any third party. “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as open source software (e.g., Linux) or similar licensing or distribution models, including without limitation software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (ii) the Artistic License (e.g., PERL), (iii) the Mozilla Public License, (iv) the Netscape Public License, (v) the Sun Community Source License (SCSL), (vi) the Sun Industry Standards License (SISL), (vii) the BSD License, (viii) the MIT License (expat) and (ix) the Apache License.

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3.13 Taxes. The Company has not made any elections under any applicable laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or assets. The Company has duly and timely paid any and all taxes which became due to date. There are no pending or, to Company’s best knowledge, threatened proceedings with respect to taxes for which the Company is, or would likely become, liable.

3.14 Contracts. Schedule 3.14 to the Disclosure Schedule contains a true and complete list of all Material Agreements (as defined below). The Company has delivered to the Lead Investor accurate and complete copies of all written material agreements, including all amendments thereto. Each of such material agreements is in full force and effect, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and neither the Company nor, to the knowledge of the Company, any other party thereto is in material breach thereof. The Company has not received any notice of any intention to terminate any such agreement. Except as detailed in Schedule 3.14, and other than in the ordinary course of business, there are no contracts, agreements, understandings, instruments, commitments and binding proposed material offer made by the Company, judgments, orders, writs and decrees to which the Company is a party or by which it is bound which involves (i) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than (i) non-exclusive licenses from the Company entered into in the ordinary course of business, (ii) commercially available hardware and software products under standard end-user license agreements licensed to the Company, including off-the-shelf or other shrink-wrap, click-wrap or similar widely-available standard end-user license agreements (iii) any software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model, and (iv) non-disclosure and confidentiality agreements, (ii) provisions materially restricting or affecting the development, manufacture, assembly or distribution of the Company’s products or services, (iii) granting exclusive rights to manufacture, produce, assemble, license, market or sell products or services, or (iv) material restrictions or limitations on the Company’s right to do business or compete in any area or field with any person, firm or company (“Material Agreements”). The Company has not knowingly waived any of its rights under any Material Agreement.

3.15 Litigation. No action, proceeding or governmental inquiry or investigation is pending or, to the Company’s knowledge, threatened against the Company or any of its officers, directors, or employees (in their capacity as such), or against any of the Company’s properties, or with regard to the Company’s business, before any court, arbitration board or tribunal or administrative or other governmental agency. The foregoing includes, without limiting its generality, actions pending or threatened involving the prior employment of any of the Company’s employees or use by any of them in connection with the Company’s business of any information, property or techniques allegedly proprietary to any of their former employers. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality that pertains to the Company’s business. There is no action, suit, proceeding or investigation by the Company currently pending or that it intends to initiate.

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3.16 No Public Offer. Neither the Company nor anyone acting on its behalf has offered securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make issuance and sale of the Shares hereunder not exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) or the prospectus requirements of the Israeli Securities Law, 1968. None of the shares of the Company’s capital issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares not exempt from such registration and prospectus requirements, and all such shares of capital have been offered and sold in compliance with all applicable Israeli or other securities laws and regulations.

3.17 Interested Party Transactions. The Company, solely for itself, represents and warrants that, no officer or director of the Company, or, to the Company’s knowledge, any affiliate or first degree family member of any such person or entity or the Company, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Other than indemnification, employment, options, repurchase and financing agreements, there are no existing arrangements or proposed transactions between the Company and any officer, director, or shareholder of the Company, or any affiliate or associate of any such person. To the knowledge of the Company, none of the Company’s current directors or officers, or any of their affiliates or family members, owns any ownership interest in any entity which is a direct competitor of the Company, excluding any such entities that are publicly traded companies in stock exchanges of any jurisdiction of which the ownership is less than 1% of the outstanding share capital.

3.18 Employees. Other than as set forth in Schedule 3.18(a) of the Disclosure Schedule, the Company has no employment contract with any officer or employee or any other consultant or person that is not terminable by it at will without liability, upon 30 days prior notice. The Company has complied in all material respects with all applicable employment laws, policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws respecting such withholding (if applicable). The Company has paid in full to all of its respective employees, wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof. Schedule 3.18(b) lists (a) all employees and consultants of the Company, and (b) all employment, non-competition and confidentiality agreements between the Company and any employee or consultant of the Company. True and correct copies of such agreements have been delivered to the Lead Investor.

3.19 Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement.

3.20 No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its assets or properties, is pending or, to the knowledge of the Company, threatened. The Company has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

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3.21 Insurance. The Company has in full force and effect insurance policies with extended coverage, a copy of which was delivered to the Lead Investor. There is no claim by the Company pending under any of such policies. All premiums due under such policies have been paid and the Company is otherwise in compliance, in all material respects, with the terms and conditions of all such policies.

3.21 Business Plan. The Company’s business plan and budget has been delivered to the Lead Investor (the “Business Plan”), and has been prepared in good faith and with reasonable professional care by the Company.; it being understood no assurance can be or is given that the assumptions are correct or any of the forecast projections, expectations, results or transactions contemplated therein will be attained (in whole or in part). It is hereby clarified that the Business Plan contains statements which relate to the plans, objectives and expectations which are forward-looking in nature and are not guaranteed by the Company.

3.22 No Powers of Attorney. Except for the authorized signatories of the Company and the Company’s organs (to include the shareholders, directors, officers, attorneys, accountants and agents of the Company and any other person to which such authority has been specifically delegated by the Board or shareholders of the Company), which by law are or may be authorized to bind the Company by their actions, there are no outstanding powers of attorney executed on behalf of the Company providing or delegating rights to act on its behalf, and no person, as agent or otherwise, is entitled to or authorized to bind or commit the Company to any obligation, and the Company are not aware of any person purporting to do so.

3.23 Data Privacy. In connection with any collection, storage, transfer (including, without limitation, any transfer across national borders) (if occurs and applicable to the Company) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (if occurs and applicable to the Company) (collectively “Personal Information”), the Company is and has been in material compliance with all applicable laws in all relevant jurisdictions. The Company’s privacy policies and the contracts or codes of conduct to which the Company is a party are of a nature and standard which is customary to the Company’s industry and business and in accordance with reasonable industry standards. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

3.24 Governmental Grants. Except as set forth in Schedule 3.24 of the Disclosure Schedule The Company has not applied, obtained or received any grant, loan, incentives, benefits (including tax benefits), subsidies or other assistance from any governmental or regulatory authority or any agency, or any international or bilateral fund, institute or organization or public entities or authorities.

3.25 Export Control, Sanctions, Regulatory aspects. To the Company’s knowledge, it has complied in all material respects with all applicable export control, sanctions, anti-corruption, anti-bribery, anti-money laundering, defense trade control, and government procurement laws including, as applicable, U.S. Export Administration Regulations, International Traffic in Arms Regulations, OFAC sanctions, the Foreign Corrupt Practices Act, Israeli defense export control laws, and any similar applicable laws both domestic and international.

3.26 Full Disclosure. Neither this Agreement (including the Schedules hereto) nor any document, information, representation or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

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4. Representations and Warranties of the Purchaser. Each Purchaser hereby represents and warrants, severally and not jointly, to the Company, as follows:

4.1 Enforceability. This Agreement and the agreements to be executed by the Purchaser under this Agreement, when executed and delivered by the Purchaser, will constitute the valid, binding and enforceable obligations of the Purchaser, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution, delivery and performance of the Purchaser’s obligations hereunder will not violate any provision of any instrument, judgment, order, writ, decree or contract to which the Purchaser is party or by which the Purchaser, is bound, or any provision of law, rule or regulation applicable to the Purchaser and/or its investment in the Company which would prevent the execution of this Agreement by the Purchaser or the performance of its obligations hereunder.

4.2 Authorization. The Purchaser, if such is an entity, is an entity duly established and validly existing under the laws of the jurisdiction thereof. The execution, delivery and performance of all the obligations of the Purchaser hereunder and under any other agreement, instrument or documents entered into pursuant to this Agreement have been duly authorized by all necessary corporate action.

4.3 Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Purchaser in connection with any of the transactions contemplated under this Agreement.

4.4 Experience. The Purchaser is an experienced investor in the securities of companies in the early development stage and is capable of evaluating the risks of its investment in the Company and has reviewed and inspected all of the data and information provided to it by the Company in connection with this Agreement. The Purchaser represents and agrees that the applicable Shares are purchased only for investment, for its own account, and not with a view to, or for immediate resale in connection with, any distribution thereof. The Purchaser represents and warrants that it (i) must be prepared to continue to bear the economic risk of its investment for an indefinite period of time, (ii) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares, and (iii) has the capacity to protect its own interests. Moreover, the Purchaser acknowledges that due to the inherent risk involved in such investment, the Purchaser’s investment may be substantially or totally lost. The Purchaser is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Investor is a non U.S. Person, such Purchaser (x) is not acquiring Shares for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Agreement, and will not be, at the time of the Initial Closing, any Additional Closing or the Deferred Closing (as applicable), in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act). The Purchaser is an “accredited investor” as described in the First Addendum of the Israeli Securities Law, 5728-1968 by qualifying under one or more of the categories detailed therein

4.5 Required Consent. No approval or consent from any person, entity or authority, is required by the Purchaser, for the execution, delivery and performance by it of this Agreement, and any and all agreements and instruments ancillary hereto or thereto.

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4.6 No Conflict. The execution and delivery of this Agreement by the Purchaser will not conflict with, or result in breach or violation of any of the terms, conditions and provisions of: (a) applicable law; (b) any judgment, order, injunction, decree or ruling of any court or governmental authority, to which the Purchaser is subject; (c) any agreement, contract, license or commitment to which it is a party or to which it is subject and which would impair the ability of it to execute, deliver or perform its obligations pursuant to this Agreement; or (d) it’s governing organizational documents.

4.7 No Public Market. The Purchaser understands that the Shares have not been registered under the Securities Act and no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.8 Disclosure. The Purchaser has been afforded the opportunity to ask questions of and receive answers from officers or other representatives of the Company and the Founders, and to discuss to its satisfaction and receive information (legal, financial and otherwise) concerning the Company’s business, assets, prospects, technology, plans and financial condition, provided, however, that this shall in no way prejudice the representations and warranties made by the Company and the Founders under Section 3 above.

5. Effectiveness; Survival; Indemnification.

5.1 Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive the execution and delivery of this Agreement and the Closing and remain in full force and effect for a period of twenty four (24) months after the Closing, except with respect to Sections 3.12 (“Intellectual Property”) which shall extend until the expiration of thirty-six (36) months after the Closing, Sections 3.13 (“Taxes”) and 3.17 (“Interested Party Transactions”), which shall extend until the expiration of the Statute of Limitations plus 60 days after the Closing, whereupon such representations and warranties and the liability with respect thereto shall expire and be of no further force and effect, provided however that all representations and warranties shall expire upon the consummation of the sale of all of the securities of the Company (but excluding any claims asserted prior to the consummation of such sale of all of the securities of the Company). Notwithstanding the aforesaid, any breach by the Company of any of the representations or warranties contained in this Agreement involving fraud or intentional misrepresentation by such party as determined by court of competent jurisdiction, shall survive indefinitely with respect to such breaching party. For avoidance of doubt, the provisions of this Section 5.1 shall be deemed to constitute a separate written legally binding agreement among the Company and the Purchasers, in accordance with the provisions of Section 19 of the Israeli Limitation Law (ההתיישנות חוק) 5718-1958. In the event of any breach or misrepresentation by the Company, warranty or representation made by the Company, as the case may be, under Section 3 of this Agreement, the Company shall indemnify the applicable Purchaser and hold it harmless from any and all direct loss, damage (including, without limitation, any decrease in the value of the Shares), liability and expense (including reasonable legal fees and costs) sustained or incurred by such Purchaser as a result of or in connection with said breach or misrepresentation (collectively, “Losses”).

5.2 Notwithstanding the aforesaid: (i) no claim or claims for indemnification under this Section 5 shall be brought unless the aggregate amount of Losses under such claim(s) shall exceed US$50,000, provided that in case of a claim or claims in excess of the aforesaid threshold, the claim can be submitted for the entire amount; (ii) the total liability for indemnification by the Company (the “Indemnitor”) hereunder towards the Purchasers, other than for a claim based on fraud or intentional misrepresentation as determined by court of competent jurisdiction (in which case such limitation will not apply to the Company), shall be limited to the Financing Amount actually transferred by the Purchasers to the Company pursuant to the terms of this Agreement; and (iii) in no event or circumstances shall the Company be liable to indemnify the Purchasers for any consequential, special or punitive damages.

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5.3 In the event that a Purchaser shall sustain or incur any Losses in respect of which indemnification may be sought by it pursuant hereto, such Purchaser shall assert a claim for indemnification (a “Claim”) by giving prompt written notice thereof within the time period for indemnification as described under section 5.1 above, which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided, that failure of such Purchaser to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of their obligations hereunder, except to the extent that the Indemnitor are prejudiced by such failure, and then only to the extent of the damages caused to the Indemnitor due to such prejudice. The Company shall promptly assume the defense of the Claim with counsel reasonably satisfactory to the Purchaser, and the reasonable fees and expenses of such counsel shall be borne by the Company provided, however, that the Purchaser shall have the right to retain their own counsel, at the reasonable expense of the Indemnitor within the indemnification limitations herein, if representation of the Purchasers by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitors and any other party represented by such counsel in such proceeding. The Purchaser will cooperate with the Company in the defense of any Claim for which the Company assumes the defense, at Company’s reasonable cost and expense. The Company shall not be liable for any settlement of any Claim effected without its prior written consent. The Company will not agree, without the consent of the applicable Purchaser (which shall not be unreasonably withheld, conditioned or delayed) to any settlement that would result in a liability to such Purchaser.

5.4 Except in the case of fraud or intentional misrepresentation by the Company as determined by court of competent jurisdiction, he indemnification obligation of the Company set forth in this Section 5 constitutes the sole and exclusive remedy of a Purchaser against the Company in connection with this Agreement, regardless of the theory of law.

6. Conditions of Closing of the Investors. The obligations of (i) each Investor to purchase the Closing Purchased Shares or (ii) the Lead Investor to purchase the Preferred A-2 Shares, as applicable, and to transfer the applicable funds at the applicable Closing, are subject to the fulfillment at or before the applicable Closing of the following conditions precedent (to the extent indicated below), any one or more of which may be waived in whole or in part by such Investor, which waiver shall be at the sole discretion of such Investor:

6.1 Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects as of the Initial Closing as if made on the Initial Closing Date.

6.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the applicable Closing, shall have been performed or complied with by the Company, as the case may be, prior to or at such applicable Closing respectively.

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6.3 Consents. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate the transaction contemplated by this Agreement and to issue the Closing Purchased Shares to the applicable Investor or Series A-2 Shares to the Lead Investor, as applicable, at the applicable Closing, and the Amended Articles shall have been duly adopted.

6.4 Delivery of Documents.

6.4.1	With respect to the Initial Closing only, all of the documents to be delivered by the Company pursuant to Sections 2.2.1, shall be in the respective form attached to this Agreement, or if no such forms are attached in a form and substance reasonably satisfactory to the Lead Investor and its counsel, in their sole discretion, shall have been delivered to the Lead Investor. All other actions and transactions set forth in Sections 2.2.1shall have been completed on or prior to the Initial Closing.

6.4.2	With respect to any Additional Closing, the Company shall have delivered to each applicable Investor:

(a)	validly executed share certificates or a book-entry statement, as applicable, representing the Preferred A-2 Shares, issued in the names of each applicable Investor, in the form attached hereto as Schedule A;

(b)	a certificate duly executed by the interim chief executive officer of the Company, dated as of the Additional Closing Date, in the form attached hereto as Schedule 2.2.1(d);

(c)	the Company shall register the allotment of the Preferred A-2 Shares to each applicable Investor in the Shareholder Register, to be attached hereto as Exhibit B; and

(d)	the Company shall have delivered a certificate of good standing from its jurisdiction of incorporation, to the extent such concept is applicable in such jurisdiction.

6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lead Investor, and the Lead Investor shall have received all such counterpart originals or certified or other copies of such documents as the Investor may reasonably request.

7. Conditions to Closing of the Company. The Company’s obligations to sell and issue the applicable Shares at the applicable Closings to the applicable Purchasers are subject to the fulfillment at or before each such Closing of the following conditions (which conditions may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company):

7.1 With respect to the Initial Closing, the applicable Investor shall have transferred its portion of the Financing Amount to the Company at or prior to the applicable Closing Date.

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7.2 With respect to any Additional Closing, each Investor shall have transferred the applicable Optional Investment Amount to the Company at or prior to the Additional Closing Date.

7.3 All covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by such Purchaser prior to such Closing shall have been performed or complied with by the Purchaser prior to such Closing.

7.4 The representations and warranties made by the Purchasers in this Agreement shall have been true and correct when made, and shall be true and correct in all material respects as of the date of the applicable Closing.

7.5 The Purchaser shall have executed the IIA Undertaking in connection with this Agreement and the issuance of the Shares hereunder, subject to the terms and conditions of the IIA Provisions.

8. Miscellaneous

8.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.2 Governing Law; Jurisdiction. The Parties waive their respective rights to seek remedies in court, including any right to a jury trial, relating to any dispute relating to this Agreement. The Parties agree that any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration to be conducted in New York in accordance with the Commercial Arbitration Rules (and not the National Rules for Resolution of Employment Disputes) of the American Arbitration Association, provided the following: a) The Arbitration shall be conducted in English by no more than one (1) arbitrator; b) Each party shall bear its own expenses; c) The parties agree to Arbitration by remote conferencing software (Zoom, Meet, Teams, etc.); and d) The agreement shall be governed and construed in accordance with the laws of the State of Israel. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

8.3 Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by a Purchaser without the prior consent in writing of the Company, with the exception of assignments and transfers which may be made freely without such consent to such Purchaser’s Permitted Transferee (as defined in the Company’s then current Articles of Association) together with the transfer of the Shares to such Permitted Transferee, provided, however, such transfer was duly made in accordance with and subject to the Amended Articles and that the Permitted Transferee has agreed in writing to be bound by the terms of this Agreement and all other agreements and documents ancillary hereto to which the Purchaser is a party.

8.4 Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company and the Lead Investor.

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8.5 Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below:

if to Lead Investor:

if to the Purchasers:

as set forth in Exhibit A

if to the Company:

Frenel Imaging Ltd.

21 Hamelachot St. Modiin, Israel

Attention: Sagi Zur Arie

Email: sagi@frenel.ai

With a copy (which shall not constitute a notice) to:

H-F & Co., Law Offices

20 Lincoln Street

Tel Aviv 6713412, Israel

Attention: Dana El-On, Adv.,

Email: Dana@h-f.co

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 8.5 shall be effective (i) if mailed, seven (7) Business Days after mailing, (ii) if by air courier, two (2) Business Days after delivery to the courier service, if sent by messenger, upon delivery, and (iv) if sent via facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of receipt. “Business Day” shall mean Sunday to Thursday, excluding: (i) Jewish holidays and the day before such holiday (“חג ערב”); and (ii) other days in which most of the banks in Israel are closed.

8.6 Third Party Rights. The provisions of this Agreement relating to compliance with the directives of the IIA, Track No. 3 and the IIA Approval shall inure to the benefit of the State of Israel, and those provisions shall be deemed a contract in favor of a third party under the Israeli Contracts Law, 5733-1973.

8.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

8.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Executed counterparts delivered via any means of electronic transmission shall be deemed as originals.

[Signature Page to Follow]

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IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the date first hereinabove set forth.

COMPANY:

Frenel Imaging Ltd.

By:
Name:	Sagi Zur Arie
Title:	Chief Executive Officer (Interim)

[SIGNATURE PAGE – FRENEL IMAGING LTD. - SERIES A PREFERRED SPA]

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IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the date first hereinabove set forth.

LEAD INVESTOR:

Wrap Technologies, Inc.

By:
Name:	Scot Cohen
Title:	Chief Executive Officer

[SIGNATURE PAGE – FRENEL IMAGING LTD. - SERIES A PREFERRED SPA]

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